EXHIBIT 23.2






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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this registration statement on Form SB-2 of our report dated November 15, 2006 on the financial statements for Springbank Resources, Inc. as of the period from inception (April 20, 2006) to August 31, 2006 and to the references to our firm as accounting and auditing experts in the prospectus.

Denver, Colorado
December 14, 2006                   /s/ COMISKEY & COMPANY

                                    PROFESSIONAL CORPORATION